EXHIBIT 99.1

BioCryst Announces European Licensing Agreement with Irish Affiliate of Neopharmed Gentili for Navenibart in Hereditary Angioedema

— BioCryst grants Irish affiliate of Neopharmed Gentili exclusive license to commercialize navenibart for hereditary angioedema in Europe —

— BioCryst to receive $70M upfront, up to $275M in future regulatory and sales milestone payments, and royalties on sales ranging from 18 to 30 percent —

— Agreement builds upon prior agreement between the two companies for sale of European ORLADEYO® business to Neopharmed Gentili in 2025 —

— Navenibart Phase 3 program in HAE on track for US regulatory filing by end of 2027 —

RESEARCH TRIANGLE PARK, N.C., May 04, 2026 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that it entered into a license agreement granting an Irish affiliate of Neopharmed Gentili exclusive rights to commercialize navenibart for hereditary angioedema (HAE) in Europe. In exchange, BioCryst will receive $70M upfront and will be eligible to receive up to $275M in future regulatory and sales milestone payments. BioCryst will also receive tiered royalties on net sales ranging from 18% to 30%.

Navenibart is an investigational, long-acting plasma kallikrein inhibitor. BioCryst is conducting a Phase 3 clinical program of navenibart in hereditary angioedema. The program is on track to support regulatory filing by the end of 2027.

Transaction Rationale

  Builds on an existing relationship with a proven partner with deep regional expertise. Neopharmed Gentili operates the European commercial infrastructure originally built by BioCryst for ORLADEYO® (berotralstat), creating high confidence in execution continuity and performance to improve patient welfare.
  Optimizes commercial focus and portfolio coordination. Dedicated commercial organizations in the U.S. and Europe will each lead the commercialization of ORLADEYO and navenibart in their respective territories, enhancing launch readiness, brand coherence, and patient access.
  Strengthens financial position. The transaction delivers near-term capital to strengthen BioCryst’s balance sheet, while retaining meaningful upside through milestones and royalties, providing optionality for deployment of capital to other value accretive opportunities.

“We are excited to partner with Neopharmed Gentili once again to help bring innovative medicines to patients living with HAE in Europe. This deal enables both companies to build upon the strong foundation of ORLADEYO and leverages Neopharmed Gentili’s expertise in Europe to drive continued execution and positive patient outcomes in the territory. This transaction is further illustration of our commitment to focus our business and continue to execute our strategy of delivering commercial excellence in the US while putting the business in a position of financial strength,” said Charlie Gayer, President and Chief Executive Officer of BioCryst.

“We are proud to further strengthen and expand our collaboration with BioCryst Pharmaceuticals through this strategic agreement for navenibart, reinforcing a partnership grounded in a shared commitment to delivering meaningful impact for people living with hereditary angioedema,” said Alessandro Del Bono, Chief Executive Officer of Neopharmed Gentili. “This agreement underscores our steadfast dedication to advancing therapeutic innovation in areas of significant unmet medical need, builds upon the strong expertise we have established in Europe in HAE, and further accelerates our long-term growth trajectory–consolidating our position as a leading European company in the field of rare diseases.”

About BioCryst Pharmaceuticals

BioCryst is a global biotechnology company focused on developing and commercializing medicines for hereditary angioedema (“HAE”) and other rare diseases, driven by its deep commitment to improving the lives of people living with these conditions. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of potential first-in-class or best-in-class oral small-molecule and injectable protein therapeutics for a range of rare diseases. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements; expectations regarding pipeline development, including timing for regulatory filings for navenibart; anticipated approval and commercialization of navenibart; potential future milestone payments or royalties; our ability to successfully execute future product launches; statements as to the expected benefits of the transaction, including future financial and operating results; plans for deployment of capital; positive patient outcomes; and BioCryst’s plans, objectives, expectations, intentions, growth strategies and other statements that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully progress its pipeline development plans, including meeting the expected timelines; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations, including that our partners may fail to reach performance milestones or achieve certain royalty thresholds under our license agreements; legislative, regulatory and economic developments affecting BioCryst’s and Neopharmed Gentili’s businesses; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. This list is not exclusive. To see a more comprehensive list of risks, please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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